CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF USA TRUCK, INC.

USA Truck, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on January 25, 2006, adopted a resolution proposing and declaring advisable the amendment to the Restated and Amended Certificate of Incorporation (as previously amended, the "Certificate of Incorporation") of the Corporation set forth below, and calling for the submission of said amendment to the stockholders of the Corporation for their consideration.

SECOND: That at the annual meeting of the stockholders duly called and held on May 3, 2006, the stockholders of the Corporation consented to and adopted this amendment.

THIRD: That this amendment was duly adopted in accordance with the General Corporation Law and the constituent documents of the Corporation.

FOURTH: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

THE UNDERSIGNED, being the President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to the General Corporation Law, and the facts stated herein are true, and accordingly have hereunto set my hand this 16th day of May, 2006.

USA TRUCK, INC.

By: /s/ Jerry D. Orler

Jerry D. Orler, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF USA TRUCK, INC.

USA Truck, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on January 26, 1994, adopted a resolution proposing and declaring advisable the amendment to the Restated and Amended Certificate of Incorporation (as previously amended, the "Certificate of Incorporation") of the Corporation set forth below, and calling for the submission of said amendment to the stockholders of the Corporation for their consideration.

SECOND: That at the annual meeting of stockholders duly called and held on May 11, 1994, the stockholders of the Corporation consented to and adopted this amendment.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

FOURTH: That the first paragraph of Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Seventeen Million (17,000,000), consisting of Sixteen Million (16,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

THE UNDERSIGNED, being the President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to Section 242 of the General Corporation Law, and the facts stated herein are true, and accordingly have hereunto set my hand this 11th day of May, 1994.

/s/ Robert M. Powell
Robert M. Powell, President

ATTEST: /s/ Jerry D. Orler
Jerry D. Orler, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF USA TRUCK, INC.

USA Truck, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on January 28, 1993, adopted a resolution proposing and declaring advisable the amendment to the Restated and Amended Certificate of Incorporation (as previously amended, the "Certificate of Incorporation") of the Corporation set forth below, and calling for the submission of said amendment to the stockholders of the Corporation for their consideration.

SECOND: That at the annual meeting of stockholders duly called and held on April 28, 1993, the stockholders of the Corporation consented to and adopted this amendment.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

FOURTH: That the first paragraph of Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirteen Million (13,000,000), consisting of Twelve Million (12,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

THE UNDERSIGNED, being the President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to Section 242 of the General Corporation Law, and the facts stated herein are true, and accordingly have hereunto set my hand this 28th day of April, 1993.

/s/ Robert M. Powell
Robert M. Powell, President

ATTEST: /s/ Jerry D. Orler
Jerry D. Orler, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF USA TRUCK, INC.

USA Truck, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, acting by unanimous written consent in accordance with the provisions of Section 141 (f) of the General Corporation Law, adopted a resolution proposing and declaring advisable the amendment to the Restated and Amended Certificate of Incorporation of the Corporation set forth below, and calling for the submission of said amendment to the stockholders of the Corporation for their consideration.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the Corporation consented to and adopted this amendment by unanimous written consent in accordance with the provisions of Section 228 of the General Corporation Law.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

FOURTH: That Article "FOURTH” of the Restated and Amended Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Seven Million (7,000,000), consisting of Six Million (6,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

THE UNDERSIGNED, being the President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to Section 242 of the General Corporation Law, and the facts stated herein are true, and accordingly have hereunto set my hand this _____________ day of March, 1992.

/s/ Robert M. Powell
Robert M. Powell, President

\ATTEST: /s/ Jerry D. Orler
Jerry D. Orler, Secretary

RESTATED AND AMENDED

CERTIFICATE OF INCORPORATION

OF

USA TRUCK, INC.

USA Truck, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of De1aware, hereby certifies as follows: The date of filing of its original Certificate of Incorporation was September 29, 1986. This Restated and Amended Certificate of Incorporation restates and integrates such original Certificate of Incorporation and the amendment thereto filed with the Secretary of State of Delaware on January 31, 1989, further amends such Certificate of Incorporation, and has been duly adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation as heretofore amended and supplemented and as further amended hereby, reads in its entirety as follows:

FIRST: The name of the Corporation is: USA Truck, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Sixteen Million (16,000,000), consisting of Fifteen Million (15,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

Upon this Restated and Amended Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"): (A) each outstanding share of Common Stock, par value $1.00 per share (the "Existing Shares"), of the Corporation shall be reclassified as and changed into, and shall be and become, one hundred fifty (150) shares of Common Stock, par value $.01 per share (the "New Shares"), of the Corporation without any action by the holder thereof; (B) the aggregate amount of capital in respect of the New Shares shall be the amount determined by multiplying that number of New Shares outstanding immediately after the Effective Time by the amount of $.01; (C) each certificate that represents Existing Shares immediately prior to the Effective Time shall thereafter be deemed to represent that number of New Shares determined by multiplying the number of Existing Shares previously represented by such certificate by one hundred fifty (150); and (D) each holder of record of Existing Shares at the Effective Time shall thereafter be entitled to receive from the Corporation a certificate or certificates representing the number of New Shares that such Existing Shares are reclassified as and changed into, upon the surrender by such holder to the Corporation of the certificate or certificates that represented The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any of the designations, powers, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the designations, powers, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors may increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of the series then outstanding) the number of authorized shares of any such series of Preferred Stock by filing a certificate pursuant to the applicable law of the State of Delaware, unless a vote of the holders of the outstanding shares of such series shall be required therefor pursuant to the certificate or certificates establishing such series. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status that they had prior to the adoption of the first resolution or resolutions establishing such series. Subject to any limitations prescribed by law, the Board of Directors may delegate any or all of its authority under this paragraph to a duly constituted committee of the Board of Directors.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders:

    (a) The directors, other than those who may be elected by the holders of the Preferred Stock or any series thereof, shall be classified, with respect to the time for which they severally hold office, into three classes, Class One to serve for a term expiring at the annual meeting of stockholders to be held in 1993, Class Two to serve for a term expiring at the annual meeting of stockholders to be held in 1994, and Class Three to serve for a term expiring at the annual meeting of stockholders to be held in 1995, with each class to hold office until its successors are duly elected and qualified or until their earlier resignation, death or removal. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation, death or removal. Prior to the effective date of this Restated and Amended Certificate of Incorporation, the stockholders of the Corporation shall adopt a resolution designating, from among the members of the Board of Directors at the time of adoption of such resolution, directors to serve as Class One directors, Class Two directors and Class Three directors.

    (b) The number of directors constituting the entire Board of Directors of the Corporation is eight (8) Subject to the provisions of law and the rights of holders of the Preferred Stock or any series thereof, the number of directors of the Corporation may be increased or decreased from time to time pursuant to the Bylaws of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, and no action shall be taken by the directors (whether through amendment to the Bylaws or otherwise) to increase the number of directors unless at least seventy-five percent (75%) of the directors then in office shall concur in said action.

    (c) Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

    (d) Subject to the provisions of law and the rights of holders of the Preferred Stock or any series thereof, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this paragraph (d) shall hold office for the remainder of the full term of the class of directors in which the new, directorship was created or the vacancy occurred and until such director`s successor shall have been duly elected and qualified.

    (e) Subject to provisions of law and the rights of the holders of the Preferred Stock or any series thereof, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting capital stock of the Corporation, voting together as a single class. For purposes of this paragraph (e), "cause" shall mean the willful and continuous failure of a director substantially to perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

    (f) The Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws, subject only to such limitation, if any, as may be from time to time imposed by law or by the Bylaw.

    g) Any merger or consolidation between the Corporation and any other corporation or business entity that requires the approval of the stockholders of the Corporation under the provisions of the General Corporation Law of the State of Delaware in effect from time to time, or a sale, lease or exchange of all or substantially all of the assets of the Corporation, or a voluntary dissolution of the Corporation, may be authorized only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon (including the affirmative vote of the holders of at least two-thirds of the shares of any class or series of capital stock entitled to vote separately thereon).

    (h) Subject to the provisions of law and the rights of holders of Preferred Stock or any series thereof, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, only if the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon sign a written consent or consents setting forth the action taken, the consent or consents are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the officer or agent of the Corporation having custody of the minute books of the Corporation, and prompt notice of the taking of such action is given to those stockholders who have not signed such written consent or consents.

    (i) The provisions of this Article Fifth of this Restated and Amended Certificate of Incorporation may be amended only by the vote of the holders of at least two-thirds of the capital stock of the Corporation issued, outstanding and entitled to vote thereon (including the holders of at least two-thirds of the issued and outstanding shares or any class or series entitled to vote separately thereon).

SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated and Amended Certificate of Incorporation so as to authorize corporate actions further eliminating or limiting personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH: The Corporation shall have perpetual existence.
THE UNDERSIGNED, being the President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to Section 245 of the General Corporation Law of the State of Delaware, and the facts stated herein are true, and accordingly have hereunto set my hand this 11th day of February, 1992.

/s/ Robert M. Powell
Robert M. Powell, President

ATTEST; /s/ Jerry D. Orler
Jerry D. Orler, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

USA TRUCK, INC.

The undersigned, as president and secretary of USA Truck, Inc., a corporation duly existing under and by virtue of the laws of the State of Delaware, hereby certify, in compliance with the General Corporation Law of the State of Delaware, that:

    1. The name of the corporation is USA Truck, Inc. (hereinafter referred to as the "Corporation").

    2. Article Fourth of the Corporation's Certificate of Incorporation is deleted and the following new Article Fourth is substituted in lieu thereof.

FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is25,000, and such shares are to be of $1.00par value.

    3. Article Fifth of the Corporation's Certificate of Incorporation is deleted and the following new Article Fifth is substituted in lieu thereof:

FIFTH: The number of directors of the Corporation which shall constitute the whole board of directors shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws, but in no case shall the number be less than three. Except as may otherwise be required by law, vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.

    3. This amendment was adopted in accordance with the General Corporation Law of the State of Delaware, by shareholders of the Corporation, on_________________,at a special meeting called for that purpose by the board of directors. At said meeting all of the issued and outstanding shares voted in favor of the adoption of the amendment and no shares were voted against the adoption of the amendment.

IN WITNESS WHEREOF, the Corporation has caused its name to be subscribed by its president, who hereby certifies that it is the act and deed of the Corporation and that the facts stated herein are true, and attested by its secretary, this 17TH day of January 1989.

USA TRUCK, INC.

By /s/ Robert M. Powell,
President

ATTEST:/s/ Patsy Campbell
Secretary

ACKNOWLEDGMENT

STATE OF ARKANSAS COUNTY OF CRAWFORD

On this 17th day of January 1989, before me, a Notary Public, duly commissioned, qualified and acting within the State and County aforesaid, appeared in person The within named Robert M. Powell and Patsy Campbell, to me personally well known, who stated that they were the president and secretary of USA Truck, Inc., a Delaware corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 17th day of January 1989.

/s/ Vicki L. Ellis
NOTARY PUBLIC
(
SEAL)

My Commission Expires:
10/19/96

Secretary of State
State of Virginia
Barbara McBuy
CPI/USAT

ARTICLES OF MERGER OF CPI, INC.,

INTO

USA TRUCK, INC.

(Merger of Subsidiary Pursuant to Va. Code Ann. §13.1-719, 720)

Pursuant to the Stock Corporation Act of Virginia, the undersigned corporation adopts the following Articles of Merger in order to merge its subsidiary into the undersigned as the surviving corporation:

    1. CPI, Inc. (CPI), is a Virginia corporation and is a wholly-owned Subsidiary of USA Truck, Inc. (USA). CPI is to be merged into USA, a Delaware Corporation and USA shall be the surviving corporation.

    2. The laws of Delaware permit such a merger.

    3. The undersigned President and Secretary of USA Truck, Inc. do

Hereby certify the attached Plan of Merger is adopted by the board of Directors as of December 31, 1986.

    4. The approval of the sole shareholder of USA, Arkansas Best Corporation, is not required pursuant to Va. Code Ann. §13-1.719.

    5. The Certificate of Incorporation of USA shall not be altered or Amended by this merger.

    6. The Clerk of the Corporation Commission of the Commonwealth of

Virginia is hereby appointed as the agent for service of process concerning any proceedings against either of the parties to this merger to enforce any of the parties’ obligations.

USA TRUCK, INC.,

A Delaware Corporation

By: _/s/_George R. Jacobs_________________
George R. Jacobs, President
ATTEST:
/s/ Richard F. Cooper_____________
Richard F. Cooper, Assistant Secretary

3 7 0 1 1 0 3 9 5
SCC9B
242368

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

RICHMOND, December 31, 1986

The accompanying articles having been delivered to the State Corporation Commission on behalf of
CPI, INC.
and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is
ORDERED that this CERTIFICATE OF MERGER
be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that CPI, INC. be merged into USA Truck, Inc. (a DE. corp not dom in VA.) the surviving corporation, which shall continue to be a corporation existing under the laws of the State of Delaware with the corporate name USA Truck, Inc. (a DE. corp not dom in VA.) and that the separate existence of the corporations parties to the plan of merger, except the surviving corporation, shall cease, effective December 31, 1986 .
STATE CORPORATION COMMISSION

By _ /s/ Commissioner

Virginia
CPI/USAT

PLAN OF MERGER OF
CPI, INC.,
INTO
USA TRUCK, INC.
(Merger of Subsidiary Pursuant to
Va. Code Ann. §13.1 – 719, 720)

The following Plan of Merger is adopted by the Board of Directors of USA Truck, Inc., as of December 31, 1986, pursuant to Va. Code Ann. §13.1 – 719:

1. USA Truck, Inc. (“USA”), a corporation duly organized and existing under the laws of Delaware, owns 100% of the issued and outstanding stock of CPI, Inc. (“CPI”), a corporation duly organized and existing under the laws of Virginia. USA is to merge CPI, its wholly-owned subsidiary, into itself, with USA as the surviving corporation. The laws of Delaware permit such a merger, and USA has complied with all the applicable laws of Delaware concerning such merger.

2. Each share of capital stock of CPI shall, on December 31, 1986 (the “Effective Date” of the merger), be cancelled and any and all certificates of such stock shall be surrendered and cancelled and no shares or certificates of stock of USA shall be issued in consideration therefor.

3. On the Effective Date, the separate existence of CPI shall cease. and all obligations and liabilities of CPI shall thereafter be considered the obligations and liabilities of USA.

. USA, being the sole stockholder of CPI, hereby waives the requirement to mail this Plan of Merger to USA.

FILED
SEP 29 1986

CERTIFICATE OF INCORPORATION

OF

USA TRUCK, INC.

FIRST: The name of the corporation is USA Truck, Inc. (hereinafter referred to as the "Corporation")

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is
The Corporation Trust Company in the County of New Castle.

THIRD: The nature of the business and the objects or purposes to be transacted, promoted or carried on by the Corporation are;

    1. To engage in the business of carrier by motor vehicle, as and when authorized to do so under applicable laws and regulations.

    2. To acquire, hold, own, transfer, sell or otherwise dispose of, as principal, agent, broker or otherwise, securities, goods, and property of every kind and description; and to invest and deal with the monies of the Corporation in any lawful manner.

    3. To take part in the management, supervision or control of the business or operation of any company or undertaking, and for that purpose to appoint and remunerate any agents, accountants, attorneys or other experts.

    4. To purchase or otherwise acquire the whole or any part of the property, assets, leases, contracts, guaranties, liabilities and obligations of any person, association, corporation or organization; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired.

    5. To borrow money and make debts, secured or unsecured, upon such terms as shall, be fixed by the Board of Directors subject to the provisions hereof.

    6. To organize or cause to be organized under the laws of any state or other government. corporations, associations, trusts, partnerships and other organizations for any lawful purpose, and to dissolve, liquidate, wind up, reorganize, merge or consolidate the same; to become surety for and to guarantee the carrying out or performance of contracts of every kind and character of any individual, corporation, company, association, trust, partnership or other organization; and to aid in any lawful manner any individual., corporation, company, association, trust, partnership or other organization.

    7. To conduct business, and to have one or more offices, in the State of Delaware, other states, the District of Columbia, the territories and possessions of the United States, and foreign countries.

    8. To engage in and carry on any other business of the same general nature as those above referred to and any other business which the Board of Directors of the Corporation may deem advisable to enhance the value of any of the Corporation's properties, privileges or rights.

    9. To engage in any lawful acts or business and to have and to exercise all the powers now or hereafter conferred upon corporations organized under the General Corporation Law of the State of Delaware,

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is 100, and such shares are to be of one dollar ($1.00) par value,

FIFTH: Three directors shall constitute the initial Board of Directors and shall serve until the next annual meeting of shareholders or until their successors are elected and qualified.

SIXTH: The name and mailing address of the incorporator are as follows:

Thomas W. Mickel
1000 South 21st Street
P0. Box 48
Fort Smith, AR 72902

SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

    1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation and to fix the compensation of directors for services in any capacity.

    2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors.

    3. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the Bylaws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if the written consent is obtained of the holders of a majority(or, if with respect to a particular corporate action where the Business Corporation Act of the State of Arkansas or the Certificate of Incorporation or the Bylaws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 3 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

EIGHTH: The Corporation is to have perpetual existence.

NINTH: The Corporation shall not commence business until consideration of the value of at least one hundred dollars ($100) has been received for the issuance of any of the stock set forth in Article FOURTH.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator named above, have hereunto set my hand this 10th day of September, 1986.

                                                                                                                                                                                                                                                                            Thomas W. Mickel

ACKNOWLEDGMENT

STATE OF ARKANSAS

COUNTY OF SEBASTIAN

On this 10th day of September, before me, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared in person Thomas W. Mickel, to me personally well known, who stated that he executed the foregoing instrument and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 10th day of September, 1986.

Carol A. Sharum
Notary Public
My Commission Expires:
March 1, 1990